Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Q1 2021 Results

75% Q1 net revenue growth year-over-year reinforces outlook for 2021

Fully integrated business model driving revenue growth and profitability

COS COB, CT – May 13, 2021 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced its financial results for the first quarter ended March 31, 2021.

“Our first quarter results are a good start on our growth plans for the year, and we’ve made outstanding progress on our strategy so far in 2021,” said William J. Rouhana Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “Our performance is starting to show the power of our now fully integrated business model focused on delivering original and exclusive content to our growing AVOD networks, reflected in strong growth in net revenue and EBITDA.

“In just over five months’ time, we will have significantly expanded our content library while greatly expanding our capabilities to create and deliver new content,” Rouhana continued. “We’ve also announced a new company-branded AVOD network and our new television production unit, Halcyon, and continued to aggressively implement our viewership growth strategy, which will include the launch of an enhanced user experience and platform over the summer. At the same time, we continue to grow our fully-owned library through our strong pipeline of original and exclusive content. With these developments in place, 2021 is shaping up to be a game-changing year for Chicken Soup for the Soul Entertainment.”

First Quarter 2021 Financial Summary

•	Net revenue of $23.2 million, compared to $20.2 million in the seasonally high fourth quarter of 2020, and $13.2 million in the year-ago period. The 75% year-over-year growth was driven by strong performances of original content releases and international and advertising sales.
•	Net loss of $9.2 million compared to a net loss of $10.1 million in the fourth quarter of 2020, and a net loss of $11.4 million in the year-ago period; $6.9 million net loss before preferred dividends, compared to $8.9 million net loss in the fourth quarter 2020, and $10.5 million net loss in the year-ago period.
•	Adjusted EBITDA of $4.6 million, compared to $2.8 million in the fourth quarter 2020, and $2.0 million in the year-ago period. The 124% year-over-year growth was enhanced by efficiencies and cost savings associated with the fully integrated business model.

Recent Business Highlights

•	First company produced film, Willy’s Wonderland, was ranked as the #1 horror movie on Amazon for a period in the first quarter.
•	Crackle Plus viewership in March 2021 reached its highest level since the shelter-in-place peak of April 2020.
•	Announced the largest content deal in company history with the pending acquisition of the Sonar Entertainment assets, which, when consummated, will add IP rights to 372 television series with 1,825 episodes and over 700 films, to an already-robust library.

•	Presented a diverse new slate of original and exclusive content at NewFronts, which includes numerous exciting, star-studded titles.
•	Announced Halcyon, a new television studio to be headed by David Ellender, which will grow the high-quality content pipeline.
•	Announced launch of Chicken Soup for the Soul AVOD network that aligns with the company brand and mission.

Gross profit for the quarter ended March 31, 2021 was $7.0 million, or 30% of net revenue, compared to $5.9 million in the fourth quarter of 2020, or 29% of net revenue, and compared to $3.3 million, or 25% of net revenue for the year-ago period.

Operating loss for the quarter ended March 31, 2021 was $5.8 million compared to an operating loss of $9.9 million in the fourth quarter 2020, and $10.0 million in the year-ago period.

Net loss was $9.2 million, or $0.67 per share, compared to a net loss of $10.1 million, or $0.79 per share, in the fourth quarter 2020, and a net loss of $11.4 million, or $0.95 per share in the prior-year period. Excluding preferred dividends, the net loss in the first quarter of 2021 would have been $6.9 million, or $0.51 per share, compared to net loss of $10.5 million, or $0.87 per share last year.

Adjusted EBITDA for the quarter ended March 31, 2021 was $4.6 million, compared to $2.8 million in the fourth quarter 2020, and $2.0 million in the same period last year.

As of March 31, 2021, the company had $24.6 million of cash and cash equivalents compared to $14.7 million as of December 31, 2020, and outstanding debt of $31.2 million as of March 31, 2021 compared to $33.6 million as of December 31, 2020.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see "Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA and Pro Forma Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

Conference Call Information

•	Date, Time: Thursday, May 13, 2021, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 9352518
•	A live webcast and replay will be available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Conference ID: 9352518

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, Chicken Soup for the Soul Unscripted, APlus.com, and Halcyon Television. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Note Regarding Use of Non-GAAP Financial Measures

The company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). It uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its condensed consolidated financial statements.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges such as costs incurred to form the company and to prepare for the offering of its Class A common stock to the public, prior to its IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA to be a meaningful indicator of the company’s performance that provides useful information to investors regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2021) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

CSSE@ellipsisir.com

646-776-0886

MEDIA CONTACT

Kate Barrette

RooneyPartners LLC

kbarrette@rooneyco.com

(212) 223-0561

Tables Follow

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and cash equivalents	$24,569,875	$14,732,726
Accounts receivable, net of allowance for doubtful accounts of $821,070, and $1,035,643, respectively	26,854,738	25,996,947
Prepaid expenses and other current assets	1,612,155	1,382,502
Goodwill	21,448,106	21,448,106
Indefinite lived intangible assets	12,163,943	12,163,943
Intangible assets, net	18,165,038	19,370,490
Film library, net	38,709,850	35,239,135
Due from affiliated companies	4,389,378	5,648,652
Programming costs and rights, net	13,841,702	15,781,183
Other assets, net	4,476,459	4,517,102
Total assets	$166,231,244	$156,280,786

LIABILITIES AND EQUITY
9.50% Notes due 2025, net of deferred issuance costs of $1,699,544 and $1,798,433, respectively	$31,196,356	$31,097,467
Notes payable under revolving credit facility	—	2,500,000
Film acquisition advance	6,195,174	8,659,136
Accounts payable and accrued other expenses	20,884,463	21,394,957
Film library acquisition obligations	14,854,918	8,616,562
Programming obligations	2,804,125	4,697,316
Accrued participation costs	7,529,515	12,535,651
Other liabilities	2,767,892	1,677,906
Total liabilities	86,232,443	91,178,995

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 3,698,318 and 2,098,318 shares issued and outstanding, respectively; redemption value of $92,457,950 and $52,457,950, respectively	370	210
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 6,400,766 and 5,157,053 shares issued, 6,326,531 and 5,082,818 shares outstanding, respectively	640	516
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,654,506 shares issued and outstanding, respectively	766	766
Additional paid-in capital	166,865,655	106,425,548
Deficit	(86,235,901)	(77,247,982)
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	(632,729)
Total stockholders’ equity	79,998,801	28,546,329
Subsidiary convertible preferred stock	—	36,350,000
Noncontrolling interests	—	205,462
Total equity	79,998,801	65,101,791
Total liabilities and equity	$166,231,244	$156,280,786

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2021	2020
Net revenue	$23,196,842	$13,244,073
Cost of revenue	16,242,934	9,910,390
Gross profit	6,953,908	3,333,683
Operating expenses:
Selling, general and administrative	9,234,819	6,839,897
Amortization and depreciation	1,238,027	5,204,728
Management and license fees	2,319,684	1,324,407
Total operating expenses	12,792,530	13,369,032
Operating loss	(5,838,622)	(10,035,349)
Interest expense	1,087,944	329,125
Acquisition-related costs	—	98,926
Other non-operating income, net	(570)	(6,438)
Loss before income taxes and preferred dividends	(6,925,996)	(10,456,962)
Provision for income taxes	14,000	49,000
Net loss before noncontrolling interests and preferred dividends	(6,939,996)	(10,505,962)
Net loss attributable to noncontrolling interests	—	(52,854)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(6,939,996)	(10,453,108)
Less: preferred dividends	2,253,385	974,272
Net loss available to common stockholders	$(9,193,381)	$(11,427,380)
Net loss per common share:
Basic and diluted	$(0.67)	$(0.95)

Chicken Soup for the Soul Entertainment, Inc.

Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020

Net loss available to common stockholders	$(9,193,381)	$(11,427,380)
Preferred dividends	2,253,385	974,272
Provision for income taxes	14,000	49,000
Other taxes	84,493	53,411
Interest expense	1,087,944	329,125
Film library and program rights amortization	8,005,963	2,494,832
Share-based compensation expense	346,773	244,835
Acquisition-related costs	—	98,926
Reserve for bad debt and video returns	1,304,635	1,721,595
Amortization and depreciation	1,621,360	5,204,728
Other non-operating income, net	(570)	(6,438)
Transitional expenses	—	2,113,469
All other nonrecurring costs	840,050	186,948
Adjusted EBITDA	$4,562,004	$2,037,323